                                                                EXHIBIT 10.8

                               FIRST AMENDMENT TO
                        STERLING AUTOMOTIVE GROUP, INC.
                           1996 STOCK INCENTIVE PLAN

        WHEREAS, GROUP 1 AUTOMOTIVE, INC. (the "Company"), as successor to Sterling Automotive Group, Inc., has heretofore adopted the GROUP 1 AUTOMOTIVE, INC. 1996 STOCK INCENTIVE PLAN (the "Plan"); and

        WHEREAS, the Company desires to amend the Plan in certain respects;

        NOW, THEREFORE, the Plan shall be amended as follows:

        1. The term "Company" as used in the Plan shall mean Group 1 Automotive, Inc., a Delaware corporation, and the name of the Plan shall be changed to the "Group 1 Automotive, Inc. 1996 Stock Incentive Plan."

        2. The second sentence of Paragraph V(a) of the Plan shall be deleted and replaced with the following:

            "Subject to adjustment in the same manner as provided in Paragraph IX with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 2,000,000 shares."

        3. The amendments to the Plan set forth in paragraphs 1 and 2 hereof shall be effective as of March 25, 1997, pursuant to the Consent of Stockholders and the resolutions of the Board of Directors of the Company, each dated as of March 25, 1997.

        4.  As amended hereby, the Plan is specifically ratified and reaffirmed.